As filed with the Securities and Exchange Commission on December 21, 2009
Registration No. 333-161588

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FBL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in charter)

Iowa	42-1411715
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

FBL Financial Group Capital Trust II
(Exact name of registrant as specified in charter)

Delaware	27-6188345
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

5400 University Avenue
West Des Moines, IA 50266
515-225-5400
(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

David A. McNeill
Vice President, General Counsel and Secretary
FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, IA 50266
515-225-5400
(Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

With a Copy To:
Robert A. Simons
Vice President, Assistant General Counsel—Securities
FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, IA 50266
515-225-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “larger accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

          The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED DECEMBER 21, 2009

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PROSPECTUS

$250,000,000
FBL FINANCIAL GROUP, INC.

Senior Debt Securities
Subordinated Debt Securities
Class A Common Stock
Preferred Stock Available in Series
Options
Debt Warrants
Equity Warrants
Other Warrants
Depository Shares
Trust Preferred Securities and Guarantees
Purchase Contracts
Purchase Units

FBL Financial Group Capital Trust II

Trust Preferred Securities Fully and Unconditionally
Guaranteed by FBL Financial Group, Inc.

          We may offer, issue and sell, together or separately, from time to time:

•	debt securities, which may be senior debt securities or subordinated debt securities;

•	shares of our preferred stock;

•	shares of our Class A common stock;

•	depositary shares representing an interest in our preferred stock;

•	warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;

•

purchase contracts to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares, warrants, trust preferred securities, other property of FBL Financial Group, Inc. or securities of an entity unaffiliated with FBL Financial Group, Inc., a basket of such securities or any combination of the above; and

•

purchase units, each representing ownership of a purchase contract and debt securities, trust preferred securities of FBL Financial Group Capital Trust II, or our debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the purchase contracts.

          FBL Financial Group Capital Trust II is a statutory trust. The trust may offer, issue and sell, from time to time, trust preferred securities. We will guarantee the payment of dividends and payments on liquidation or redemption of the trust preferred securities, as described in this prospectus and in an applicable prospectus supplement. We will own the trust interests represented by the common securities to be issued by the trust. The trust exists for the sole purpose of issuing its trust interests and investing the proceeds in debt securities, unless an applicable prospectus supplement indicates otherwise.

          Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you make your investment decision.

          We and the trust may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

          Our Class A common stock is listed on the New York Stock Exchange under the trading symbol “FFG.” Unless we state otherwise in a prospectus supplement, we will not list any other securities offered on an exchange.

          This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

          Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 8.

          None of the Securities and Exchange Commission, any state securities commission, the Iowa Commissioner of Insurance or any other regulatory body has approved or disapproved of any of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is____________________________.

PART I

ABOUT THIS PROSPECTUS

          This prospectus is part of a joint registration statement filed by FBL Financial Group, Inc. and FBL Financial Group Capital Trust II with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $250,000,000. This prospectus provides you with a general description of the securities we and the trust may offer, which is not meant to be a complete description of each security. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus prepared by or on behalf of us, together with additional information described under the heading “Where You Can Find More Information.”

          The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the trust and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

          You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

          You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus supplement or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

          All references to “we,” “us,” “our,” the “company” or “FBL” or “FFG” in this prospectus are to FBL Financial Group, Inc. References in this prospectus to the “trust” refers to FBL Financial Group Capital Trust II.

FORWARD-LOOKING STATEMENTS

          This prospectus (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, trend analyses and other information contained in this prospectus and elsewhere (such as in filings by us with the SEC, press releases, presentations by us or our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions, constitute forward-looking statements. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements.

     Factors that could contribute to these differences include, among other things:

•	Continuing difficult conditions in the financial markets and the economy may materially adversely affect our business and results of operations.

•	Continuing adverse financial market conditions may significantly affect our liquidity, access to capital and cost of capital.

•	The Market Value Adjustment (MVA) feature on certain policies may cause surrenders to increase in an extremely low interest rate environment.

•

Our valuation of fixed maturity securities may include methodologies, estimations and assumptions that are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition.

•	Our investment portfolio is subject to credit quality risks which may diminish the value of our invested assets and affect our profitability and reported book value per share.

•	Changing interest rates, market volatility and general economic conditions affect the risks and the returns on both our products and our investment portfolio.

•

We face competition from companies having greater financial resources, more advanced technology systems, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to retain existing customers, attract new customers and maintain our profitability and financial strength.

•

As a holding company, we depend on our subsidiaries for funds to meet our obligations, but our subsidiaries’ ability to make distributions to us is limited by law, and could be affected by risk-based capital computations.

•	A significant ratings downgrade may have a material adverse effect on our business.

•

All segments of our business are highly regulated and these regulations or changes in them could affect our profitability. The potential for significant changes in the regulatory environment has created uncertainty that could have a material adverse effect on our business.

•

Inaccuracies in assumptions regarding future persistency, mortality and interest rates used in calculating reserve, deferred policy acquisition expense and deferred sales inducement amounts and pricing our products could have a material adverse impact on our net income (loss).

•	We may be required to accelerate the amortization of deferred policy acquisition costs or deferred sales inducements, which could adversely affect our results of operations or financial condition.

•

Our earnings are influenced by our claims experience, which is difficult to estimate. If our future claims experience does not match our pricing assumptions or past results, our earnings could be materially adversely affected.

•	We assumed a significant amount of closed block business through coinsurance agreements and have only a limited ability to manage this business.

•	Our reinsurance program involves risks because we remain liable with respect to the liabilities ceded to reinsurers if the reinsurers fail to meet the obligations assumed by them.

•	Our business is highly dependent on our relationships with Farm Bureau organizations and would be adversely affected if those relationships became impaired.

•	Our relationship with Farm Bureau organizations could result in conflicts of interests, which conflicts could inhibit our efforts to maximize our potential profitability

•	Changes in federal tax laws may affect sales of our products and profitability.

•	Our ability to maintain competitive costs is dependent upon the level of new sales and persistency of existing business.

•	If we are unable to attract and retain agents and develop new distribution sources, sales of our products and services may be reduced.

•	Attracting and retaining employees who are key to our business is critical to our growth and success.

•	Success of our business depends in part on effective information technology systems and on continuing to develop and implement improvements.

•	We experience volatility in net income (loss) due to accounting standards for derivatives.

•	We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.

     You should not place undue reliance on any forward-looking statements. Forward-looking information is intended to reflect opinions as of the date of this prospectus. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements described in this prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

FBL FINANCIAL GROUP, INC.

          FBL is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. We underwrite, market and distribute life insurance, annuities and mutual funds to individuals and small businesses. We also have various support operations, including investment advisory, leasing, marketing and distribution services, that complement our core life insurance and investment operations. In addition, we manage all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. For more information, please visit www.fblfinancial.com.

          Our executive offices are located at 5400 University Avenue, West Des Moines, IA 50266, and our telephone number is (515) 225-5400. Our web site address is www.fblfinancial.com. Information contained on our website is not incorporated by reference in and does not constitute a part of this prospectus.

THE TRUST

          We created a Delaware statutory trust pursuant to a declaration of trust executed by us as sponsor for the trust and by its trustee. The trust is named FBL Financial Group Capital Trust II.

          In the event we determine to offer securities of the trust under this prospectus, we will enter into an Amended and Restated Declaration of Trust for the trust which will contain the terms and conditions under which the trust will issue and sell its preferred securities and common securities. We refer to the Amended and Restated Declaration of Trust as a declaration with respect to the trust. The declaration will be filed as an exhibit to a supplementary prospectus.

          Unless an applicable prospectus supplement provides otherwise, the trust exists solely to:

•	issue and sell preferred securities, which we refer to as trust preferred securities. The proceeds of the trust preferred securities will be invested in a specified series of our debt securities;

•

issue and sell common securities, which we refer to as trust common securities. The trust common securities will be issued and sold to us in exchange for cash. The proceeds from the sale will be invested in a specified series of our debt securities; and

•	engage in other activities only as are necessary, convenient or incidental to the above two purposes.

          The trust will not borrow money, issue debt, reinvest proceeds derived from investments, pledge any of its assets nor otherwise undertake or permit to be undertaken any activity that would cause it to not be classified as a grantor trust for United States federal income tax purposes.

          We will own all of the trust common securities. The holder of the trust common securities will receive payments that will be made on a ratable basis with the trust preferred securities. However, the right of the holder of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the right of the trust preferred securities holders if there is a continuing event of default under the declaration.

          We will acquire trust common securities having an aggregate liquidation amount equal to the percentage set forth in the applicable prospectus supplement of the total capital of the trust.

          The trust has a term of 55 years but may end earlier if its declaration so provides.

          We will pay all fees and expenses related to the trust and the offering of the trust preferred securities by the trust.

          The principal place of business of the trust is c/o FBL Financial Group, Inc., 5400 University Avenue, West Des Moines, IA 50266. The telephone number is (515) 225-5400.

          The trustee will conduct the business and affairs of the trust. The trustees’ duties and obligations will be governed by the declaration of the trust. The trust’s trust common securities holders will be entitled to appoint, remove, replace or change the number of trustees for the trust.

          The trust will include the following trustees:

•	at least one regular trustee, which is a person who is an employee or officer of or who is affiliated with us;

•

at least one property trustee, which is a financial institution that is not affiliated with us and which will act as property trustee and indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), pursuant to the terms described in an applicable prospectus supplement; and

•

at least one Delaware trustee, which is an individual resident of, or a legal entity with a principal place of business in, the State of Delaware, unless the trust’s property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.

          The trustees of the trust are collectively referred to as the trustees. Unless otherwise indicated in an applicable prospectus supplement, the property trustee will be U.S. Bank, N.A. and the Delaware trustee will be U.S. Bank Trust National Association, with its Delaware office located at 300 Delaware Avenue, 9th Floor, Wilmington, DE 19809.

RISK FACTORS

          Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

          Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. The trust will use all proceeds from the sale of trust preferred securities to purchase our debt securities. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement or other offering materials relating to the offered securities.

RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by fixed charges. Earnings consist of income before income taxes and minority interests plus fixed charges. Fixed charges consist of interest expense and the portion of operating leases that are representative of the interest factor. Interest expense includes interest incurred for credits to annuity account balances and amortization of deferred sales inducements, interest expense on notes payable, interest expense on subordinated debentures and other interest expense.

          We have an outstanding issue of 5,000,000 shares of Series B Preferred Stock which receives dividends at the annual rate of $0.03 per share, 5% of its liquidation value.

Ratio of Earnings to Fixed Charges—Including Interest Credited to Annuity Account Balances
and Amortization of Deferred Sales Inducements

	Nine Months Ended September 30,	Year Ended December 31,
	2009	2008*	2007	2006	2005	2004
Ratio of earnings to fixed charges	1.23	0.90	1.29	1.46	1.45	1.18
Ratio of earnings to combined fixed charges and preferred stock dividends	1.23	0.90	1.29	1.46	1.44	1.18

* Due to our losses during 2008, the ratio coverage was less than 1:1. We would need $34.424 million in additional earnings for the year ended December 31, 2008 to achieve a 1:1 coverage ratio.

Ratio of Earnings to Fixed Charges—Excluding Interest Credited to Annuity Account Balances
and Amortization of Deferred Sales Inducements

          The following table sets forth our ratio of earnings to fixed charges excluding interest credited to annuity account balances and amortization of deferred sales inducements. This ratio is presented here to reflect the effect of excluding interest credited to annuity account balances and amortization of deferred sales inducements, which we believe are not indicative of interest expense related to amounts borrowed. Interest credited to annuity account balances and amortization of deferred sales inducements does not require a cash outlay unless and until annuity holders elect to withdraw their annuity account balances, subject to applicable surrender charges. Therefore, we view such expenses as operating expenses and treat them as such in our consolidated statements of operations.

	Nine Months Ended September 30,	Year Ended December 31,
	2009	2008*	2007	2006	2005	2004
Ratio of earnings to fixed charges	3.81	(0.51)	8.05	11.47	7.87	7.86
Ratio of earnings to combined fixed charges and preferred stock dividends	3.79	(0.51)	7.98	11.34	7.80	7.77

* Due to our losses during 2008, the ratio coverage was less than 1:1. We would need $31.470 million in additional earnings for the year ended December 31, 2008 to achieve a 1:1 coverage ratio.

DESCRIPTION OF SECURITIES

          This prospectus contains summary descriptions of the debt securities, preferred stock, common stock, depositary shares, warrants, purchase contracts, purchase units, and trust preferred securities and trust guarantees that we and/or the trust may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus, together with the applicable prospectus supplements, will contain the material terms of the securities being offered. Each prospectus supplement and any supplemental exhibit may add, delete, update or change the terms of the securities as described in this prospectus. If any particular terms of the securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by the prospectus supplement.

DESCRIPTION OF THE DEBT SECURITIES

          We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the debt securities. The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

          We will issue the senior debt securities in one or more series under an indenture, which we refer to as the senior indenture, to be entered into between us and Commerce Bank, N.A. We will issue the subordinated debt securities in one or more series under an indenture, which we refer to as the subordinated indenture, to be entered into between us and Commerce Bank, N.A. We refer to the senior indenture and the subordinated indenture together as the indentures.

          We may from time to time without notice to, or the consent of, the holders of the debt securities, create and issue additional debt securities under the indentures, equal in rank to existing debt securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new debt securities, or except for the first payment of interest following the issue date of the new debt securities) so that the new debt securities may be consolidated and form a single series with existing debt securities and have the same terms as to status, redemption and otherwise as existing debt securities.

          The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the senior indenture and the subordinated indenture.

          For purposes of this section, the words “Company” or “we,” “our,” or “us” refer only to FBL Financial Group, Inc. and not our subsidiaries.

Ranking

          The debt securities will be unsecured obligations. The senior debt securities will rank equally with all of our other unsecured and unsubordinated obligations and the subordinated debt securities will be subordinated to our other obligations to the extent described below under “—Subordination under the Subordinated Indenture.” As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends and other payments from our insurance company subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. The payment of dividends by our insurance subsidiaries, including Farm Bureau Life and EquiTrust Life, is limited under the insurance holding company laws of Iowa, the jurisdiction where those subsidiaries are domiciled. See “FBL Financial Group, Inc.”

          Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See “—Subordination under the Subordinated Indenture” and the prospectus supplement relating to any offering of subordinated debt securities.

Terms of the Debt Securities

          We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

          You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

•	title of the debt securities;

•	any limit upon the aggregate principal amount of the series;

•	maturity date(s) or the method of determining the maturity date(s);

•	interest rate(s) or the method of determining the interest rate(s);

•	dates on which interest will be payable and circumstances, if any, in which interest may be deferred;

•	dates from which interest will accrue and the method of determining those dates;

•	place or places where we may pay principal, premium, if any, and interest and where you may present the debt securities for registration or transfer or exchange;

•	place or places where notices and demands relating to the debt securities and the indentures may be made;

•	redemption or early payment provisions;

•	sinking fund or similar provisions;

•	authorized denominations if other than denominations of $1,000;

•

currency, currencies or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated;

•	any additions, modifications or deletions in the events of default or covenants of the Company specified in the indenture relating to the debt securities;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•

any additions or changes to the indenture relating to a series of debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the method of determining these amounts;

•	whether a temporary global security will be issued and the terms upon which these temporary debt securities may be exchanged for definitive debt securities;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•	appointment of any paying agent(s);

•

the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash or property of the Company and any changes to the indenture to permit of facilitate such conversion or exchange;

•	in the case of the subordinated indenture, any provisions regarding subordination; and

•	additional terms not inconsistent with the provisions of the indentures.

(Section 201 of each indenture)

          Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants” and “Description of Purchase Contracts” and “Description of Purchase Units.”

Special Payment Terms of the Debt Securities

          We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

          The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

          If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.

Denominations, Registration and Transfer

          We expect to issue most debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations, of a like tenor and aggregate principal amount and bearing the same interest rate. (Section 203 of each indenture)

          You may present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the indentures. We will appoint the trustees as security registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents. (Section 205 of each indenture)

Global Debt Securities

          We may issue all or any part of a series of debt securities in the form of one or more global securities. We will appoint the depositary holding the global securities. Unless we otherwise state in the applicable prospectus supplement, the depositary will be The Depository Trust Company. We will issue global securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global security may not be transferred except:

•	by the depositary to its nominee;

•	by a nominee of the depositary to the depositary or another nominee; or

•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

(Section 211 of each indenture)

          We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

          Beneficial Interests in a Global Security

          If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. We refer to those persons as participants in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global security will be shown on, and transactions can be effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

          So long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:

•	will not be entitled to have any of the individual debt securities represented by the global security registered in your name;

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form; and

•	will not be considered the owner or holder of the debt securities under the indenture.

          Payments of Principal, Premium and Interest

          We will make principal, premium, if any, and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

          We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

          Issuance of Individual Debt Securities

          Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual debt securities in exchange for the global security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities. If that occurs, we will issue individual debt securities in exchange for the global security.

          Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those individual debt securities in denominations of $1,000 and integral multiples of $1,000. (Section 211 of each indenture)

Payment and Paying Agents

          Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any paying agent that we may designate. (Section 402 of each indenture)

          Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities. (Section 402 of each indenture)

          Any moneys or United States government obligations deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor. (Section 403 of each indenture)

Redemption

          Unless we state otherwise in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

          Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole or in part at any time and from time to time.

          Redemption Price

          Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date. We may redeem debt securities in part only in the amount of $1,000 or integral multiples of $1,000. (Sections 203, 302 and 303 of each indenture)

          Notice of Redemption

          Unless we state otherwise in the applicable prospectus supplement, we will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption. (Section 302 of each indenture)

Consolidation, Merger and Sale of Assets

          We will not consolidate with or merge with or into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless:

•	we will be the surviving company in any merger or consolidation; or

•

if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is an entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the debt securities; and

•

immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default; and

•	other conditions described in the relevant indenture are met.

          This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly-owned subsidiaries to us or to our other wholly-owned subsidiaries. In addition, this covenant would not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety. (Sections 1001 of each indenture)

Limitations upon Liens

          Except for liens specifically permitted by the indentures, we will not, and will not permit any subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money (including any guarantee of indebtedness for borrowed money) that is secured by a pledge, lien or other encumbrance on:

•

the voting securities of Farm Bureau Life or EquiTrust Life, or any subsidiary succeeding to any substantial part of the business now conducted by them, which we refer to collectively as the principal subsidiaries, or

•	the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of the principal subsidiaries,

without making effective provision so that the debt securities issued and outstanding under the indentures will be secured equally and ratably with indebtedness so secured so long as such other indebtedness shall be so secured. (Section 407 of each indenture)

          Under the indentures, “subsidiary” means any corporation, partnership or other entity of which, at the time of determination, we and/or one or more other subsidiaries own directly or indirectly more than 50%

of the outstanding voting stock or equivalent interest, and “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Section 101 of each indenture)

Modification and Waiver

          Modification

          We and the trustee under each indenture may modify and amend the indenture with the consent of the holders of a majority in aggregate principal amount of the series of debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of interest payable on, any outstanding debt security;

•

reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, or the amount of principal of an original issue discount security that would be due and payable upon redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any outstanding debt security;

•	change the place of payment or the coin or currency in which any outstanding debt security or the interest on any outstanding debt security is payable;

•	impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date;

•

reduce the percentage of the holders of outstanding debt securities necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences such defaults or to reduce the quorum or voting requirements set forth in the applicable indenture;

•

modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected; or

•	modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities.

          (Section 902 of each indenture)

          Waiver

          The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture which relate to that series. (Section 608 of each indenture)

          The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or relating to a covenant or provision which under the indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived. (Section 608 of each indenture)

Events of Default

          Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

•	default in the payment of any interest payable on the debt securities of that series when due that continues for 30 days;

•	default in the payment of principal, or premium, if any, on the debt securities of that series when due, either at maturity, upon redemption or otherwise;

•

default in the performance, or breach, of any other covenant or warranty in the indenture that continues for 60 days after written notice has been provided in accordance with the procedures in the indenture;

•	certain events of bankruptcy, insolvency or reorganization;

•	any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued. (Section 601 of each indenture)

          We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal or interest on the debt securities, if it considers it in the interest of the holders of the debt securities to do so. (Sections 404 and 609 of each indenture)

          Effect of an Event of Default

          If an event of default (other than an event of default in the case of certain events of bankruptcy) exists, the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration. (Section 601of each indenture)

          If an event of default due to certain events of bankruptcy exists, the principal amount of all debt securities outstanding under the indentures shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

          Subject to the provisions of each indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series. (Sections 606 and 702 of each indenture)

          Legal Proceedings and Enforcement of Right to Payment

          You will not have any right to institute any proceeding in connection with the indentures or for any remedy under the indentures, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered reasonable security or indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment. (Section 704 of each indenture)

Satisfaction and Discharge

          Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense;

and we deposit or cause to be deposited with the trustee money or United States government obligations or a combination thereof, as trust funds, in an amount sufficient (such amount to be certified) to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect with respect to such debt securities, and we will be deemed to have satisfied and discharged the indenture with respect to such debt securities. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel described in the indenture. (Section 1101 of each indenture)

Defeasance and Covenant Defeasance

          Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “—Limitation upon Liens” and “—Consolidation, Merger and Sale of Assets” and from certain other obligations including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

          Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on the respective stated maturities, the principal of and interest on, all outstanding debt securities of that series;

•	We deliver to the trustee an opinion of counsel to the effect that:

•

the holders of the debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance; and

•

the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the debt securities of that series;

in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the applicable indenture, as that result would not occur under current tax law;

•	No event of default under the indenture has occurred and is continuing;

•

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

•

such defeasance or covenant defeasance does not result in any trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder,

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

•	other conditions specified in the indentures are met.

          (Article XIII of each indenture)

          The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior indebtedness, as defined below under “—Subordination under the Subordinated Indenture,” and that default is continuing or another event of default on the senior indebtedness then exists and has resulted in the senior indebtedness becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

          We may issue debt securities that we may convert or exchange into common stock or other securities, properties or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at the option of the holder, or at our option, as specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, properties or assets you would receive would be issued or delivered.

Subordination under the Subordinated Indenture

          In the subordinated indenture, we have agreed, and holders of subordinated debt securities will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior indebtedness to the extent provided in the subordinated indenture. (Section 1501 of the subordinated indenture)

          Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities. (Section 1503 of the subordinated indenture)

          If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities. (Section 1502 of the subordinated indenture)

          We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities or for the acquisition of subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior indebtedness then exists;

•	an event of default on any senior indebtedness resulting in the acceleration of its maturity then exists; or

•	any judicial proceeding is pending in connection with default.

          (Section 1502 of the subordinated indenture)

          When we use the term “indebtedness” we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

•	every obligation of, or any obligation guaranteed by, that person for money borrowed;

•

every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such indebtedness was created;

•	every capital lease obligation of that person;

•	leases of property or assets made as part of any sale and lease-back transaction to which that person is a party; and

•	any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

          When we use the term “senior indebtedness,” we mean the principal of, premium, if any, and interest on indebtedness, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that indebtedness or pursuant to which that indebtedness is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not the claim for post-petition interest is allowed in that proceeding.

          However, senior indebtedness will not include:

•	any indebtedness of the Company which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978 was without recourse to the Company;

•	any indebtedness of the Company to any of its subsidiaries;

•	any indebtedness to any employee of the Company or any of its subsidiaries;

•	any liability for taxes; or

•

any indebtedness or monetary obligations to trade creditors or assumed by the Company or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services.

          The subordinated indenture does not limit the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness.

          The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

          The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of Iowa. (Section 1404 of each indenture)

Information Concerning the Trustees

          The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity. (Section 701(b) of each indenture)

          The trustee may act as depositary for funds of, make loans to, and/or perform other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF CAPITAL STOCK

          The following description briefly summarizes certain information regarding our capital stock. This information does not purport to be complete and is subject in all respects to the applicable provisions of the Iowa Business Corporation Act (the “IBCA”), our articles of incorporation, as amended (our “amended articles of incorporation”), and our amended and restated bylaws (our “bylaws”).

          Our authorized capital stock consists of 100,000,000 shares, of which 88,500,000 are Class A common stock, no par value per share, 1,500,000 are Class B common stock, no par value per share and 10,000,000 are preferred stock, no par value per share,. As of September 30, 2009, we had issued and outstanding 29,259,033 shares of Class A common stock, 1,192,990 shares of Class B common stock and 5,000,000 shares of Series B preferred stock.

Common Stock

          Each outstanding share of our common stock is entitled to one vote per share on each matter submitted to the vote of shareholders, except in the election of directors. The Class A common shares, together with the Series B preferred shares, vote for the election of Class A directors, and the Class B common shares vote for the election of Class B directors. The Class B common shares are subject to certain restrictions in a Class B Shareholders Agreement. If Class B shares are sold to a person or entity not affiliated with the American Farm Bureau Federation, the shares will automatically convert to Class A shares. Cumulative voting for the election of directors is not permitted, and the holders of a majority of each class of shares voting for the election of directors can elect all members of that class of the board of directors. Subject to the rights of holders of preferred stock, holders of our common stock have equal ratable rights to dividends from funds legally available, when, as and if declared by the board of directors, and are entitled to share ratably in all of our assets available for distribution upon our liquidation, dissolution or winding up. Holders of our common stock have no preemptive, conversion, redemption or subscription rights.

          Our common stock dividend payment rate in 2009 was $0.125 for first quarter and $0.0625 for second and third quarter. In 2008 and 2007, we paid quarterly cash dividends of $0.125 and $0.12, respectively, per share on our common stock. We intend to continue to pay an annual cash dividend on the common shares so long as we have sufficient capital and/or future earnings to do so. However, we anticipate retaining most of our future earnings, if any, for use in our operations and the expansion of our business. Any further determination as to dividend policy will be made by our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition and future prospects and such other factors as our board of directors may deem relevant.

          Since we are a holding company, our ability to pay cash dividends depends in large measure on our subsidiaries’ ability to make distributions of cash or property to us. Financial covenants under our existing or future loan agreements and reinsurance agreements, or provisions of the laws of the states where we or our subsidiaries are organized, may limit our subsidiaries’ ability to make sufficient distributions to us to permit us to pay cash dividends on our common stock.

          We may offer, issue and sell our shares of Class A common stock under this prospectus, or any applicable supplemental prospectus. Our shares of Class A common stock are listed on the New York Stock Exchange under the trading symbol “FFG.”

          As of September 30, 2009, there were approximately 6,600 holders of our common stock.

Preferred Stock

          We are authorized to issue up to 10,000,000 shares of preferred stock. Our amended articles of incorporation authorize our board of directors, without any further stockholder action or approval, to issue these shares from time to time in one or more series with such rights and preferences as may be determined by our board of directors. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. We currently have outstanding 5,000,000 shares of Series B preferred stock. There is no trading market for the Series B preferred stock. Prior issues of Class A preferred stock and Class C preferred stock have been redeemed in full and the shares restored to the status of available for future issuance.

          The Iowa Farm Bureau Federation owns our Series B preferred stock. Each share of Series B preferred stock has a liquidation preference of $0.60 and voting rights identical to that of Class A common stock with the exception that each Series B share is entitled to two votes while each Class A share is entitled to one vote. The Series B preferred stock pays cumulative annual cash dividends of $0.03 per share, payable quarterly, and is redeemable by us, at our option, at $0.60 per share plus unpaid dividends if the stock ceases to be beneficially owned by a Farm Bureau organization.

          In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Iowa. The effect of this preferred stock designation power is that our board of directors alone, subject to Federal securities laws, applicable blue sky laws, and Iowa law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock.

          The rights, preferences, privileges and restrictions of the preferred stock of any new series of preferred stock will be fixed by a certificate of designations relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

•	the maximum number of shares in the series and the distinctive designations;

•	the terms on which dividends will be paid, if any;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the voting rights, if any, on the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

          We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The prospectus supplement will also contain a description of U.S. federal income tax consequences relating to the preferred stock, if material.

Options and Restricted Stock

          As of September 30, 2009, (a) options to purchase a total of 2,575,275 shares of common stock were outstanding and (b) unvested restricted stock totaling 465,849 shares had been issued, pursuant to the Company’s 1996 and 2006 Class A Common Stock Compensation Plans. Up to 3,346,757 additional shares of common stock may be subject to options or restricted stock granted in the future under the 2006 plan. All of the grant agreements in regard to the options and restricted stock contain standard anti-dilution provisions.

Trust Preferred Securities

          Our subsidiary trust, FBL Financial Group Capital Trust, has issued $97 Million of 5% fixed rate trust preferred securities and the trust has used the proceeds from these offerings to purchase subordinated debentures from us. We also issued subordinated debentures to the trust in exchange for all of the $3 Million of common securities of the trust. The sole assets of the trust are the $100 Million of our subordinated debentures and any interest accrued thereon. The terms of the preferred securities issued by the trust parallel the terms of the subordinated debentures. Our obligations under the subordinated debentures and related agreements provide a full and unconditional guarantee of payments due under the trust preferred securities.

Indemnification of Directors and Executive Officers and Limitation of Liability

          Section 490.202 of the IBCA authorizes a corporation’s board of directors to grant indemnity to directors in terms sufficiently broad to permit indemnification and reimbursement of expenses incurred by directors for liabilities arising under the Securities Act.

          Our amended articles of incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) intentional infliction of harm on us or our shareholders; (3) a violation of Section 490.833 of the IBCA, which relates to liability for unlawful distributions; and (4) an intentional violation of criminal law.

          Our amended articles of incorporation also provide that each individual who was or is a director of the company who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the company, or is or was serving at the request of the company as a director, officer, partner, trustee, employee or agent of another corporation shall be indemnified and held harmless by the company to the fullest extent permitted by applicable law, except liability for:

•	the amount of a financial benefit received by a director to which the director is not entitled;

•	an intentional infliction of harm on the company or its shareholders;

•	an unlawful distribution to shareholders; and

•	an intentional violation of criminal law.

          Our bylaws also provide that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil or criminal action or proceeding by reason of the fact that such person is or was a director of the company or is or was serving at our request as a director of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by us to the fullest extent permitted by Iowa law. This right to indemnification shall also include the right to be paid by us the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Iowa law. This right to indemnification shall be a contract right. We may, by action of our board of directors, provide indemnification to our officers, employees and agents to the extent and to the effect as the board of directors determines to be appropriate and authorized by Iowa law.

          Our bylaws also authorize us to purchase insurance for our directors, officers and employees and persons who serve at our request as directors, officers, members, employees, fiduciaries or agents of other enterprises, against any expense, liability or loss incurred in such capacity, whether or not we would have the power to indemnify such persons against such expense or liability under the bylaws. We maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Selected Amended Articles of Incorporation and Bylaws Provisions

          Our majority shareholder, the Iowa Farm Bureau Federation, owns shares representing over 64% of all votes that may be cast by all voting shares, including a majority of both the Class A common and the Class B common shares, and all of the Series B preferred shares. Our amended articles of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing (a) a change in control of us or (b) an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by shareholders. These provisions are summarized in the following paragraphs.

          Classified Board of Directors. Our amended articles of incorporation and bylaws provide for our board of directors to be divided into two classes of directors. Eight directors are to be elected by the Class A shares, which are listed on the New York Stock Exchange, and 5 directors are to be elected by the Class B shares, which are owned by various Farm Bureau organizations affiliated with the American Farm Bureau Federation, mostly located in the Midwest and Western states. The classification of the board of directors has the effect of requiring at least 7 of the 8 Class A directors to act in concert to conduct business to which the Class B directors object.

          Notice Procedures. Our bylaws establish advance notice procedures with regard to all shareholder proposals to be brought before meetings of our shareholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our amended articles of incorporation and bylaws.

          Shareholder Meetings. Our bylaws provide that special meetings may be called only by the chairman of the board of directors, or by any two directors, or by shareholders owning at least 10% of the votes in any voting group which may vote on a proposal at the special meeting.

          Authorized but Unissued or Undesignated Capital Stock. Our amended articles of incorporation grant the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors’ authority could (a) decrease the amount of earnings and assets available for distribution to holders of common stock, (b) adversely affect the rights and powers, including voting rights, of such holders and (c) have the effect of delaying, deferring or preventing a change in control of us. The board of directors does not currently intend to seek shareholder approval prior to any issuance of preferred stock, unless otherwise required by law or the rules of any exchange on which the securities are then traded.

Iowa Takeover Statute

          We are subject to Section 490.1110 of the IBCA which prohibits certain “business combination” transactions between an Iowa corporation and any “interested shareholder” for a period of three years after the date on which such shareholder became an interested shareholder, unless:

•	the board of directors approves, prior to such date, either the proposed business combination or the proposed acquisition of stock which resulted in the shareholder becoming an interested shareholder;

•

upon consummation of the transaction in which the shareholder becomes an interested shareholder, the interested shareholder acquires at least 85% of those shares of the voting stock of the corporation which are not held by the directors, officers or certain employee stock plans; or

•

on or subsequent to the consummation date, the business combination with the interested shareholder is approved by the board of directors and also approved at a shareholders’ meeting by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation’s voting stock other than shares held by the interested shareholder.

          Section 490.1110 defines “business combination”, subject to certain exceptions, to include:

•	a merger or consolidation involving the corporation and any interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of 10% or more of the assets of the corporation involving the interested shareholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

•	any other transaction resulting in a financial benefit to the interested shareholder under Iowa law.

          In general, an “interested shareholder” is any person beneficially owning 10% or more of the outstanding voting stock of the corporation and any person affiliated with or controlled by such person. “Person” means any individual, corporation, partnership, unincorporated association or other entity.

State Statutory Provisions

          Section 490.1108A of the IBCA provides that in considering acquisition proposals, our directors may consider, in addition to the consideration of the effects of any action on stockholders, the effects on our employees, suppliers, creditors, customers and the communities in which we operate, as well as our long-term and short-term interests. Consideration of any or all community interest factors is not a violation of the business judgment rule, even if our directors reasonably determine that effects on a community or other factors outweigh the financial or other benefits to us or a stockholder or group of stockholders. Section 490.624A of the IBCA also includes authorization of “poison pills” which include, without limitation, terms and conditions of stock rights or options issued by a corporation that preclude or limit the exercise, transfer or receipt of stock rights by persons owning or offering to acquire a specified number or percentage of a corporation’s outstanding shares.

          The provisions of state law that we describe above could have the effect of delaying, deferring or preventing a change in control of the company if our board of directors determines that a change of control is not in our best interests, those of our stockholders and other constituencies. In addition, the regulatory restrictions on the acquisition of our securities may also deter attempts to effect, or prevent the consummation of, a change in control of the company.

Transfer Agent and Registrar

          The transfer agent and registrar for our Class A common stock is BNY Mellon Shareowner Services.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

          We may elect to offer depositary shares representing receipts for fractional interests in preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, as the case may be.

          We will deposit the shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, an owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

          The following description of the terms of the deposit agreement is a summary only of terms that, unless otherwise indicated in an applicable prospectus summary, will be contained in a form of deposit agreement. It summarizes only those terms of the deposit agreement that we believe will be most important to a decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines the rights of a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. We will file a copy of the deposit agreement with the SEC at or before the time of the offering of the applicable series of depositary shares. This summary is subject to and qualified by reference to the description of the particular terms of your series of depositary shares described in the applicable prospectus supplement.

Interest, Dividends, and Other Distributions

          The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the applicable series of preferred stock to record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares that they own.

          In the event of a distribution other than in cash, the depositary will distribute property received by it to the appropriate record holders of depositary shares in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to such record holders.

Redemption of Depositary Shares

          If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share of preferred stock payable in relation to the redeemed series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Voting the Preferred Stock

          Upon receipt of notice of any meeting at which the holders of any series of deposited preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for preferred stock. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the voting shares of the preferred stock if it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

          We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.

          The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed,

•	each share of the applicable series of preferred stock has been converted into other preference shares or has been exchanged for debt securities, or

•

there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed.

Resignation and Removal of Depositary

          The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

          We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of shares of preferred stock by holders of depositary shares and any redemption of the preferred stock deposited pursuant to the deposit agreement. Holders of depositary shares will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for their account.

Miscellaneous

          The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of preferred stock.

          Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and its obligations under the deposit agreement will be limited to performance in good faith of our and its duties under the deposit agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

          We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with the holders of the warrants. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

          The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines the rights of a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. This summary is subject to and qualified by reference to the description of the particular terms of your series of warrants described in the applicable prospectus supplement.

Equity Warrants

          The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offer price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the Class A common stock or series of preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•

the number of shares of Class A common stock series of preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants, which may be exercisable in cash, securities or other property;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

                    Holders of equity warrants will not be entitled to vote, consent to or receive dividends; receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or exercise any rights as our stockholders.

Debt Warrants

                    We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

	•	the title of the debt warrants,

	•	the debt securities for which the debt warrants are exercisable,

	•	the aggregate number of the debt warrants,

	•	the principal amount of debt securities that may be purchased upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants,

	•	the procedures and conditions relating to the exercise of the debt warrants,

	•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security,

	•	the date, if any, on and after which the debt warrants and the related securities will be separately transferable,

	•	the date on which the right to exercise the debt warrants commences, and the date on which the right will expire,

	•	the maximum or minimum number of the debt warrants that may be exercised at any time,

	•	whether the debt warrants are issued in registered or bearer form,

•	information with respect to book entry procedures, if any,

•	if applicable, a discussion of material United States federal income tax considerations,

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants, and

•	the terms of the securities that may be purchased upon exercise of the debt warrants.

                    We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. Certificates representing debt warrants will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

                    We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants,

•	the securities, which may include preferred stock or common stock, for which the warrants may be exercised,

•	the aggregate number of the warrants,

•	the number of securities that may be purchased upon exercise of each warrant, and the price or prices at which we will issue the warrants,

•	the procedures and conditions relating to the exercise of the warrants,

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

•	the date, if any, on and after which the warrants and the related securities will be separately transferable,

•	the date on which the right to exercise the warrants commences and the date on which the right will expire,

•	the maximum or minimum number of warrants that may be exercised at any time,

•	if applicable, a discussion of material United States federal income tax considerations, and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

                    We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. Certificates representing warrants will be exchangeable for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise, the holder of warrants will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

                    We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities that may be purchased for cash upon exercise of a warrant, and the exercise price. Warrants may be exercised as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date.

                    We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Enforcement

                    The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit enforce, and may substitute and maintain any suit, action, or proceeding against us to enforce these rights to exercise and receive the securities purchasable upon exchange of the warrants.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

                    This section describes the general terms and provisions of the trust preferred securities that may be offered by FBL Financial Group Capital Trust II by this prospectus. When the trust offers to sell a particular series of the trust preferred securities, a prospectus supplement will describe the specific terms of the series. The prospectus supplement will also indicate whether the general terms described in this section apply to that particular series of trust preferred securities.

                    Specified terms and provisions of the trust preferred securities and related trust guarantee are described in this section. The summary is not complete and is qualified in its entirety by reference to all of the provisions of the declarations of trust, the trust preferred securities and the trust guarantee, including the definitions therein of certain items. Accordingly, we strongly encourage you to refer to the declarations, the trust preferred securities and the trust guarantee for a complete understanding of the terms and conditions applicable to the declarations, the trust preferred securities and the trust guarantee. You should read this description of the trust preferred securities and the declarations and the prospectus supplement relating to the applicable series of the trust preferred securities before you buy any trust preferred securities. The forms of amended and restated declaration of trust and forms of trust guarantee are filed as exhibits to the registration statement of which this prospectus is a part.

Trust Preferred Securities

                    The declaration will authorize the trustees of the trust to issue on behalf of the trust one series of trust preferred securities and one series of trust common securities. We collectively refer to the trust preferred securities and the trust common securities as the trust securities. The trust preferred securities will be issued to investors pursuant to the registration statement of which this prospectus is a part, and the trust common securities will be issued directly or indirectly to us.

                    The trust preferred securities will have the terms, including dividends, redemption, voting, conversion, liquidation and other preferred, deferred or other special rights or restrictions as are described in the declaration or made part of the declaration by the Trust Indenture Act.

                    Refer to the applicable prospectus supplement relating to the trust preferred securities of the trust for specific terms, including:

•	the distinctive designation of trust preferred securities;

•	the number of trust preferred securities issued by the trust;

•

the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

•

whether distributions on trust preferred securities issued by the trust will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by the trust will be cumulative;

•	the amount or amounts which will be paid out of the assets of the trust to the trust preferred securities holders upon voluntary or involuntary dissolution, winding-up or termination of the trust;

•	the terms and conditions, if any, upon which the related series of our debt securities may be distributed to trust preferred securities holders;

•

the obligation, if any, of the trust to purchase or redeem trust preferred securities issued by the trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities issued by the trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

•

the voting rights, if any, of trust preferred securities issued by the trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the trust preferred securities holders, as a condition to specified action or amendments to the declaration;

•	the rights, if any, to defer distributions on the trust preferred securities by extending the interest payment period on the related debt securities; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the trust that are consistent with the declaration or applicable law.

                    Pursuant to the declaration, the property trustee will own our debt securities purchased by the trust for the benefit of the trust preferred securities holders and the trust common securities holders. The payment of dividends out of money held by the trust, and payments upon redemption of trust preferred securities or liquidation of the trust, will be guaranteed by us to the extent described below under “—Trust Guarantee.” The trust guarantee, when taken together with our obligations under such debt securities, the indenture under which such debt securities are issued and the declaration, will provide a full, irrevocable and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities, to the extent described below under “—Trust Guarantee.” No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities.

                    Specific United States federal income tax considerations applicable to an investment in trust preferred securities will be described in the applicable prospectus supplement.

                    In connection with the issuance of trust preferred securities, the trust will also issue one series of trust common securities. The declaration will authorize the regular trustees of the trust to issue on behalf of the trust one series of trust common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights or the restrictions described in the declaration. Except as otherwise provided in the applicable prospectus supplement, the terms of the trust common securities issued by the trust will be substantially identical to the terms of the trust preferred securities issued by the trust, and the trust common securities will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the declaration, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust preferred securities holders. Except in limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the trust common securities of the trust will be directly or indirectly owned by us.

                    The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the property trustee.

                    Deferral of Distributions. So long as no event of default has occurred and is continuing, we will have the right under the related debt securities to defer the payment of interest on the debt securities at any time or from time to time for up to the maximum extension period specified in the applicable prospectus supplement, provided that an extension period must end on an interest payment date and may not extend beyond the stated maturity of the debt securities. If we elect to exercise our right to defer such payment of interest, the trust will defer distributions on the related trust preferred securities during any extension period. Distributions to which holders of the trust preferred securities are entitled during any extension period will continue to accumulate additional distributions specified in the applicable prospectus supplement; provided that the additional distributions may not exceed the interest rate accruing on the related debt securities.

                    Modification of the Declaration. We are restricted in our ability to modify the declaration. The following is a summary of the provisions with respect to amendments to the declaration. No amendment to the declaration may be made:

•

unless, in the case of any proposed amendment, the property trustee shall have first received an officers’ certificate from each of the trust and the sponsor that such amendment is permitted by, and conforms to, the terms of the declaration (including the terms of securities issued thereunder);

•	unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the property trustee, the property trustee shall have first received:

o

an officers’ certificate from each of the trust and the sponsor that such amendment is permitted by, and conforms to, the terms of this declaration (including the terms of securities issued thereunder); and

o

an opinion of counsel (who may be counsel to the sponsor or the trust) that such amendment is permitted by, and conforms to, the terms of declaration (including the terms of securities issued thereunder); and

•	to the extent the result of such amendment would be to:

	o	cause the trust to fail to continue to be classified for purposes of United States federal income taxation as a grantor trust;

	o	reduce or otherwise adversely affect the powers of the property trustee in contravention of the Trust Indenture Act; or

	o	cause the trust to be deemed to be an investment company required to be registered under the Investment Company Act.

                    At such time after the trust has issued any securities that remain outstanding, any amendment that would adversely affect the rights, privileges or preferences of any holder of securities issued under the declaration may be effected only with such additional requirements as may be set forth in the terms of such securities.

                    The sections of the declaration governing the registration and transfer of securities issued under the trust by the regular trustees and modifications of the declaration shall not be amended without the consent of all of the holders of the securities issued under the declaration.

                    The provisions of the declaration governing the sponsor’s purchase of trust common securities and the responsibilities of the sponsor under the declaration shall not be amended without the consent of the holders of a majority in liquidation preference of the trust common securities.

                    The rights of the holders of the trust common securities under the declaration to increase or decrease the number of, and appoint and remove trustees shall not be amended without the consent of the holders of a majority in liquidation preference of the trust common securities.

                    The declaration may be amended without the consent of the holders of the securities issued under the declaration to:

•	cure any ambiguity;

•	correct or supplement any provision in the declaration that may be defective or inconsistent with any other provision of this declaration;

•	add to the covenants, restrictions or obligations of the sponsor;

•

conform to any change in Rule 3a-5 under the Investment Company Act or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of securities issued under the declaration; and

•	cause the trust to continue to be classified for United States federal income tax purposes as a grantor trust.

                    Enforcement of Certain Rights by Holders of Preferred Securities. If an event of default occurs, and is continuing, under the declaration of the trust, the holders of the preferred securities of the trust would typically rely on the property trustee to enforce its rights as a holder of the related debt securities against us. Additionally, those who together hold a majority of the liquidation amount of the trust’s preferred securities will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•

direct the exercise of any trust or power conferred upon the property trustee under the declaration, including the right to direct the property trustee to exercise the remedies available to it as a holder of our debt securities.

                    If the property trustee fails to enforce its rights under the applicable series of debt securities, a holder of trust preferred securities of such trust may, after a period of 30 days has elapsed from such holder’s written request to the property trustee to enforce such rights, institute a legal proceeding directly against us to enforce the property trustee’s rights under the applicable series of debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

                    Notwithstanding the foregoing, if an event of default occurs and the event is attributable to our failure to make any payment on the debt securities when due, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment.

Trust Guarantee

                    General. We will irrevocably and unconditionally agree, to the extent described in the trust guarantee, to pay in full, to the trust preferred securities holders of the trust, the trust guarantee payments (as defined below), except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust preferred securities holders or by causing the trust to pay the required amounts to the holders.

                    The following payments regarding the trust preferred securities, which we refer to as the trust guarantee payments, to the extent not paid by the trust, will be subject to the trust guarantee, without duplication:

•	any accrued and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the trust has funds available to make these payments;

•

the redemption price payable out of available funds, with respect to any trust preferred securities called for redemption by the trust, to the extent the trust has funds available to make that payment; and

•

upon a liquidation of the trust, other than in connection with the distribution of our debt securities to the trust preferred securities holders, the lesser of (i) the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the trust has funds available to make that payment; and (ii) the amount of assets of the trust remaining available for distribution to the holders of the trust preferred securities upon liquidation of the trust.

                    Subordination. Our obligation under the guarantee to make the guarantee payments will be an unsecured obligation of us and will rank:

•	subordinate and junior in right of payment to all of our other liabilities, except those obligations or liabilities ranking equal to or subordinate to the guarantees by their terms;

•

equally with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates; and

•	senior to all of our common stock.

                    If subordinated debt securities are issued to the trust, the terms of the trust preferred securities will provide that each holder of trust preferred securities by accepting the trust preferred securities agrees to the subordination provisions and other terms of the guarantee related to subordination.

                    The guarantee will be unsecured and, because we are principally a holding company, will be effectively subordinated to all existing and future liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. The guarantee does not limit the incurrence or issuance of other secured or unsecured debt by us.

                    Covenants of FBL Financial Group, Inc. In the trust guarantee, we will covenant that, so long as any trust preferred securities issued by the trust remain outstanding, and if (i) we will have exercised our right to defer interest payments on the debt securities and such extension shall be continuing, (ii) we shall be in default with respect to our payment or under obligations under the trust guarantee, or (iii) there will have occurred and be continuing any event that, with the giving of notice or lapse of time or both, would constitute an event of default under the indenture, we will not do any of the following:

•	declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our capital stock;

•

make any payment of the principal of and any premium and interest on or repay, repurchase or redeem any debt securities issued by us which rank equal or junior to the debt securities owned by the trust; and

•	make any guarantee payments regarding the trust preferred securities, other than pursuant to the trust guarantee.

However, even during such circumstances, we may:

•

purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security requiring us to purchase our capital stock;

•

purchase our capital stock from officers or employees of us or our subsidiaries upon termination of employment or retirement not pursuant to any obligation under any contract or security requiring us to purchase our capital stock;

•	reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

•	declare common stock dividends or distributions in our common stock; and

•	purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

                    Amendment and Assignment. Except regarding any changes which do not adversely affect the rights of trust preferred securities holders of the trust, in which case no vote will be required, the trust guarantee regarding the trust preferred securities may be changed only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities. The manner of obtaining the approval of trust preferred securities holders will be as described in the applicable prospectus supplement. All guarantees and agreements contained in the trust guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the outstanding trust preferred securities.

                    Termination of the Trust Guarantee. The trust guarantee will end as to the trust preferred securities issued by the trust upon any of the following:

•	full payment of the redemption price of all trust preferred securities;

•	distribution of our debt securities held by the trust to the trust preferred securities holders; or

•	full payment of the amounts payable in accordance with the declaration upon liquidation of the trust.

                    The trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

                    The guarantee provides that an event of default under the guarantee occurs upon our failure to perform any of our obligations under the guarantee.

                    The trust guarantee represents a guarantee of payment and not of collection. The trust guarantee will be deposited with the property trustee to be held for the benefit of the trust preferred securities of the trust. The property trustee will have the right to enforce the trust guarantee on behalf of the trust preferred securities holders of the trust. The holders of not less than a majority in aggregate liquidation preference of the trust preferred securities of the trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the trust guarantee, including the giving of directions to the property trustee.

                    If the property trustee fails to enforce the trust guarantee as provided above, any holder of trust preferred securities of the trust may, after making a written request to the property trustee to enforce the trust guarantee, institute a legal proceeding directly against us to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the trust, or any other person or entity.

                    Governing Law. The trust guarantee will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its principles of conflicts of laws.

                    The applicable prospectus supplement will set out the status of the trust guarantee.

Expenses of the Trust

                    We will agree to pay all of the costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of any trust preferred securities or trust common securities the amounts due pursuant to the terms of the trust preferred securities or trust common securities.

DESCRIPTION OF PURCHASE CONTRACTS

                    We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, trust preferred securities or other property or securities of an entity unaffiliated with us, a basket of such or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of shares of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, trust preferred securities or other property. The price per share of preferred stock or common stock or price of other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of purchase units each consisting of a purchase contract and debt securities, undivided beneficial ownership interests in debt securities, trust preferred securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a specified manner that we will file with the SEC in connection with a public offering relating to the purchase contracts.

                    The applicable prospectus supplement will describe the terms of any purchase contracts. The description in the prospectus supplement will not necessarily be complete, and we will refer you to the purchase contracts and, if applicable, collateral arrangements and depositary arrangements relating to the purchase contracts or purchase units.

                    The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts.

DESCRIPTION OF PURCHASE UNITS

                    We may issue purchase units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

                    The applicable prospectus supplement will describe the terms of any purchase units. The preceding description and any description of purchase units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase units that we will file with the SEC in connection with a public offering of purchase units.

                    The applicable prospectus supplement may describe:

•

the designation and terms of the purchase units and of the securities comprising the purchase units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the purchase units or of the securities comprising the purchase units; and

•	whether the purchase units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

                    We and/or the trust may sell the securities covered by this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters or dealers;

•	directly to purchasers or to a single purchaser;

•	through agents; or

•	through a combination of any of these methods.

                    In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.

                    We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

                    The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	any delayed delivery arrangements;

•	the public offering price or purchase price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents; and

•	any securities exchanges on which the securities may be listed.

                    The offer and sale of the securities described in this prospectus by us, the trust, underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

Offerings of our equity securities pursuant to this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of any national securities exchange or quotation service on which such securities may be listed, quoted or traded at the time of sale or

•	to or through a market maker otherwise than on such exchanges or quotation or trading services.

                    Such at-the-market offerings, if any, will be conducted by underwriters, dealers or agents acting as our principal or agent, who may also be third-party sellers of securities as described above.

                    Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents or remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Sales through Underwriters or Dealers

                    Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities unless otherwise specified in connection with any particular offering of securities.

                    During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

                    Some or all of the securities that we and/or the trust offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we and/or the trust sell the offered securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

                    We and/or the trust may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealers may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales. We will include in the applicable prospectus supplement or pricing supplement, as the case may be, the names of the dealers and the terms of the transaction.

                    We and/or the trust may sell some or all of the securities covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Direct Sales and Sales through Agents

                    We and/or the trust may sell the securities directly. In this case, no underwriters or agents would be involved. If indicated in an applicable prospectus supplement or pricing supplement, as the case may be, we and/or the trust may sell the securities through agents from time to time. The applicable prospectus supplement or pricing supplement, as the case may be, will name any agent involved in the offer or sale of the securities and any commissions we and/or the trust pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Remarketing Arrangements

                    Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

Institutional Purchasers

                    We and/or the trust may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Indemnification; Other Relationships

                    Agents, underwriters and other third parties described above may be entitled to indemnification by us and/or the trust against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us and/or the trust in the ordinary course of business.

Fees and Commissions

                    In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

                    If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 2710(h).

LEGAL MATTERS

                    Certain legal matters regarding the securities (other than the trust preferred securities and trust guarantees) will be passed upon for us by Robert A. Simons, our Vice President—Assistant General Counsel, Securities. Mr. Simons is a full-time employee and officer of our company, and he currently owns 18,113 shares of our Class A common stock and holds options to purchase an additional 12,878 shares of our Class A common stock.

                    Certain matters of Delaware law relating to the trust preferred securities and trust guarantees will be passed upon for us and the trust by Richards, Layton & Finger, Wilmington, DE.

EXPERTS

                    Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

                    We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information.

                    You may read and copy the information that we incorporate by reference in this prospectus as well as other reports, proxy statements and other information that we file with the SEC at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information that registrants, such as us, file electronically with the SEC. You may also request a copy of these filings, at no cost, by writing or telephoning us as follows: Investor Relations, FBL Financial Group, Inc., 5400 University Avenue, West Des Moines, Iowa 50266, (515) 225-5400. These reports, proxy statements and other information may also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                    You should rely only on the information contained or incorporated by reference in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus supplement or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

                    We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC’s website or at the SEC offices referred to above. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                    Rather than include certain information in this prospectus that we have already included in documents filed with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is considered to be part of this prospectus. Accordingly, we incorporate by reference the following documents filed with the SEC by us:

1.	FBL’s annual report on Form 10-K for the year ended December 31, 2008, filed February 19, 2009;

2.	FBL’s Current Report on form 8-K filed on January 28, 2009;

3.	FBL’s Current Report on form 8-K filed on February 20, 2009;

4.	FBL’s Current Report on form 8-K filed on February 27, 2009;

5.	FBL’s proxy statement Def. 14A filed on March 31, 2009;

6.	FBL’s Current Report on form 8-K filed on April 29, 2009;

7.	FBL’s Current Report on form 8-K filed on May 8, 2009;

8.	FBL’s quarterly report on Form 10-Q for the quarter ended March 31, 2009, filed on May 11, 2009;

9.	FBL’s Current Report on form 8-K filed on May 12, 2009;

10.	FBL’s Current Report on form 8-K filed on May 21, 2009;

11.	FBL’s quarterly report on Form 10-Q for the quarter ended June 30, 2009, filed August 6, 2009;

12.	FBL’s Current Report on form 8-K filed on September 3, 2009;

13.	FBL’s Current Report on form 8-K filed on September 30, 2009;

14.	FBL’s Current Report on form 8-K filed on October 29, 2009;

15.	FBL’s quarterly report on Form 10-Q for the quarter ended September 30, 2009, filed November 5, 2009;

16.	FBL’s amended quarterly report on Form 10-Q/A for the quarter ended June 30, 2009, filed November 30, 2009;

17.

The description of FBL’s common stock and common stock purchase rights contained in any Registration Statement on Form 8-A we filed and any amendment or report filed for the purpose of updating the description.

                    We also incorporate by reference any future filings (other than information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K) we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus is a part and until all of the securities to which this prospectus relates are sold or the offering is otherwise terminated. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

          The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by FBL Financial Group, Inc. in connection with the offer and sale of the securities being registered. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$13,950
Trustees’ and Transfer Agent Fees and Expenses	10,000
Printing and Engraving Fees and Expenses	25,000
Rating Agencies’ and Listing Fees	50,000
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	15,000
Miscellaneous	36,050
Total	$200,000

Item 15. Indemnification of Directors and Officers

          FBL Financial Group, Inc.

          Section 490.202 of the Iowa Business Corporation Act, or the IBCA, provides that a corporation’s articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, provided that the provision does not eliminate or limit the liability of a director for the amount of a financial benefit received by a director to which the director is not entitled; an intentional infliction of harm on the corporation or its shareholders; violation of Section 490.833; or an intentional violation of criminal law. Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual’s conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual’s conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

          The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Subsection 1 of Section 490.851; or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity. In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854.

          Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation’s articles of incorporation; and (2) the director’s written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above.

          Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation’s articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for liability in connection with (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act or omission solely as an officer.

          Our amended articles of incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) intentional infliction of harm on us or our shareholders; (3) a violation of Section 490.833 of the IBCA, which relates to liability for unlawful distributions; and (4) an intentional violation of criminal law.

          Our amended articles of incorporation also provide that each of our current and former directors who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the company or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified and held harmless by us to the fullest extent permitted by applicable law, except liability for (1) a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on us or our shareholders; (3) an unlawful distribution to shareholders; and (4) an intentional violation of criminal law. In addition to such indemnification, any such director and any officer are entitled to have any expenses reasonably incurred in defending any such proceeding or any similar proceeding against any officer in advance of its final disposition paid directly by us to the fullest extent permitted by applicable law.

          Our bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our amended articles of incorporation. Our bylaws also provide for advances of expenses to our directors and officers on the same terms as provided in our amended articles of incorporation. The indemnification provisions of our bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our amended articles of incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

          Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person’s status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

          The Trust

          The declaration pursuant to which the trust is organized provides that we will indemnify, defend and hold harmless each of the regular trustees and any of the officers, directors, employees and agents of the regular trustees from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements, taxes and penalties of any kind and nature whatsoever (collectively, the “expenses”), to the extent that such expenses arise out of, or are imposed upon, or asserted at any time against, such persons with respect to the performance of the declaration, the creation, operation or termination of the trust or the transactions contemplated thereby. However, we won’t be required to indemnify any such person for any expenses which are a result of the willful misconduct, bad faith or gross negligence of such indemnified person.

          The amended and restated declaration of the trust will provide that none of the trustees, any affiliate of any trustee, any officers, directors, shareholders, members, partners, employees or representatives or agents of any trustee or any employee or agent of the trust or its affiliates (together, the “indemnified persons”) will be liable, responsible or accountable in damages or otherwise to the trust or any officer, director, shareholder, partner, member, employee or agent of the trust or its affiliates, or any holder of trust preferred securities or trust common securities, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such indemnified person in good faith on behalf of the trust and in a manner such indemnified person reasonably believed to be within the scope of the authority conferred on such indemnified person by the amended and restated declaration or by law. However, a indemnified person will be liable for any loss, damage or claim incurred by reason of such indemnified person’s gross negligence (or, in the case of the property trustee, negligence) or willful misconduct with respect to such acts or omissions.

          The amended and restated declaration of the trust will also provide that, to the fullest extent permitted by applicable law, we will indemnify and hold harmless each indemnified person from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such indemnified person by reason of the creation, operation or termination of the trust or any act or omission performed or omitted by such indemnified person in good faith on behalf of the trust and in a manner such indemnified person reasonably believed to be within the scope of authority conferred on such indemnified person by the amended and restated declaration. However, no indemnified person will be entitled to be indemnified in respect of any loss, damage or claim incurred by such indemnified person by reason of gross negligence (or, in the case of the property trustee, negligence) or willful misconduct with respect to such act or omissions.

          In addition, the amended and restated declaration of the trust will provide that to the fullest extent permitted by applicable law, reasonable expenses (including reasonable legal fees and expenses) incurred by an indemnified person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by us prior to the final disposition of such claim, demand, action, suit or proceeding upon our receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall be determined that the indemnified person is not entitled to be indemnified for the underlying cause of action as authorized by such amended and restated declaration.

Item 16: Exhibits. The Exhibits Index immediately precedes the Exhibits filed, and is after the Signatures, below.

Item 17: Undertakings

(A)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(D)

The trust hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on December 21, 2009.

FBL FINANCIAL GROUP, INC.

By:	/s/JAMES E. HOHMANN
James E. Hohmann
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Form S-3 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/JAMES E. HOHMANN	Chief Executive Officer (Principal	December 21, 2009
James E. Hohmann	Executive Officer)

/s/JAMES P. BRANNEN	Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer and Principal Accounting Officer)	December 21, 2009
James P. Brannen

*	Chairman of the Board and Director	December 21, 2009
Craig A. Lang

*	Vice Chair and Director	December 21, 2009
Jerry L. Chicoine

*	Director	December 21, 2009
Steve L. Baccus

*	Director	December 21, 2009
Roger K. Brooks

*	Director	December 21, 2009
Tim H. Gill

*	Director	December 21, 2009
Robert H. Hanson

*	Director	December 21, 2009
Craig D. Hill

*	Director	December 21, 2009
Paul E. Larson

*	Director	December 21, 2009
Edward W. Mehrer

*	Director	December 21, 2009
Keith R. Olsen

*	Director	December 21, 2009
Kevin G. Rogers

*	Director	December 21, 2009
John E. Walker

* By	/s/ David A. McNeill	December 21, 2009
David A. McNeill Attorney-in-Fact

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, FBL Financial Group Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on December 21, 2009.

FBL FINANCIAL GROUP CAPITAL TRUST II

By:	/s/ JAMES E. HOHMANN
Name:	James E. Hohmann
Title:	Trustee

By:	/s/ JAMES P. BRANNEN
Name:	James P. Brannen
Title:	Trustee

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement for debt securities*
1.2	Form of Underwriting Agreement for preferred stock, common stock, depositary shares, warrants, stock purchase contracts, stock purchase units and trust preferred securities**
4.1(a)	Restated Articles of Incorporation, filed with Iowa Secretary of State March 19, 1996 (G)
4.1(b)	Articles of Amendment, Designation of Series A Preferred Stock, filed with Iowa Secretary of State April 30, 1996 (G)
4.1(c)	Articles of Amendment, Designation of Series B Preferred Stock, filed with Iowa Secretary of State May 30, 1997 (G)
4.1(d)	Articles of Correction, filed with Iowa Secretary of State October 27, 2000 (G)
4.1(f)	Articles of Amendment, filed with Iowa Secretary of State May 15, 2003 (G)
4.1(g)	Articles of Amendment, filed with Iowa Secretary of State May 14, 2004 (G)
4.2	Second Restated Bylaws, adopted May 14, 2004, as amended through February 18, 2009 (S)
4.3	Form of Class A Common Stock Certificate of the Registrant (A)
4.4	Restated Stockholders’ Agreement Regarding Management and Transfer of Shares of Class B Common Stock of FBL Financial Group, Inc. dated as of March 31, 2004 (G)
4.5

Certificate of Trust; Declaration of Trust of FBL Financial Group Capital Trust dated May 30, 1997, including in Annex I thereto the form of Trust Preferred Security and the form of Trust Common Security; Subordinated Deferrable Interest Note Agreement dated May 30, 1997 between FBL Financial Group, Inc. and FBL Financial Group Capital Trust, including therein the form of Subordinated Deferrable Interest Note; Preferred Securities Guarantee Agreement of FBL Financial Group, Inc., dated May 30, 1997 (B)

4.6(a)	Master Transaction Agreement between Federal Home Loan Bank of Des Moines and Farm Bureau Life Insurance Company dated May 1, 2006 (M)
4.6(b)	Advance Agreement between Federal Home Loan Bank of Des Moines and Farm Bureau Life Insurance Company dated September 12, 2006 (M)
4.8(a)	Indenture, dated as of April 12, 2004, between FBL Financial Group, Inc. and Deutsche Bank Trust Company Americas as Trustee (F)
4.8(b)	Form of 5.85% Senior Note Due 2014 (F)
4.9

Form of 9.25% Senior Notes Due 2011 and attached registration rights agreement. These documents are not filed pursuant to the exception of Regulation S-K, Item 601(b)(4)(iii)(A); FBL Financial Group, Inc. agrees to furnish these documents to the Commission upon request.

4.10(a)	Indenture, dated as of March 12, 2007, between FBL Financial Group, Inc. and Commerce Bank, N.A. (as successor in interest to LaSalle Bank National Association) (O)
4.10(b)	Form of 5.875% Senior Note Due 2017 (O)
4.11(a)	Senior Indenture, dated as of August 20, 2009, between FBL Financial Group, Inc. and Commerce Bank, N.A.*
4.11(b)	The form of any Senior Note with respect to each particular series of Senior Notes issued hereunder**
4.12(a)	Subordinated Indenture, dated as of August 20, 2009, between FBL Financial Group, Inc. and Commerce Bank, N.A.*
4.12(b)	The form of any Subordinated Note with respect to each particular series of Subordinated Notes issued hereunder**
4.13	Certificate of Trust of FBL Financial Group Capital Trust II*
4.14	Declaration of Trust of FBL Financial Group Capital Trust II*
4.15	Form of Amended and Restated Declaration of Trust*
4.16	Form of Trust Preferred Security (included in Exhibit 4.15)
4.17	Form of Trust Preferred Securities Guarantee Agreement*
4.22	Form of certificate representing shares of FBL Financial Group, Inc. preferred stock**
4.23	Articles of Amendment with respect to each particular series of preferred stock issued hereunder**
4.24	Form of Depositary Receipt**
4.25	Form of Depositary Agreement**
4.26	Form of Warrant Agreement, including form of Warrant**
4.27	Form of Stock Purchase Contract, including form of Stock Purchase Contract Certificate**
4.28	Form of Stock Purchase Unit Agreement, including form of Stock Purchase Unit Certificate**
5.1	Opinion of Robert A. Simons, Assistant General Counsel of FBL Financial Group, Inc.*
5.2	Opinion of Richards, Layton & Finger*
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges including interest credited ***
12.2	Statement re: Computation of Ratio of Earnings to Fixed Charges excluding interest credited ***
23.1	Consent of Ernst & Young LLP*
23.2	Consent of Robert A. Simons (contained in Exhibit 5.1)*
23.3	Consent of Richards Layton & Finger (contained in Exhibit 5.2)*
24.1	Powers of Attorney of certain officers and directors (included on the signature page of the initial filing of this registration statement)*
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Declaration of Trust of FBL Financial Group Capital Trust II**
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Commerce Bank, N.A., the trustee under the Senior Indenture**
25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Commerce Bank, N.A., the trustee under the Subordinated Indenture**

*	Previously filed.

**	To be filed, if necessary, after the effectiveness of this registration statement as an exhibit to a post-effective amendment hereto or to be filed with the SEC under the Exchange Act.

***	Filed herewith.

Incorporated by reference to:

(A) Form S-1 filed on July 11, 1996, File No. 333-04332

(B) Form 8-K filed on June 6, 1997, File No. 001-11917

(F) Form S-4 filed on May 5, 2004, File No. 333-115197

(G) Form 10-Q for the period ended June 30, 2004, File No. 001-11917

(M) Form 10-Q for the period ended September 30, 2006, File No. 001-11917

(O) Form S-4 filed on April 6, 2007, File No. 333-141949

(P) Form 8-K filed on May 16, 2007, File No. 001-11917

(Q) Form 10-K for the period ended December 31, 2007, File No. 001-11917

(R) Form 10-Q for the period ended September 30, 2008, File No. 001-11917

(S) Form 10-Q for the period ended June 30, 2009, File No. 001-11917